UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 31, 2006

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           104 Field Point Road, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.01 Completion of Acquisition or Disposition.

On January 31, 2006, Global Gold Mining, LLC ("GGM") (which is a wholly owned subsidiary of Global Gold Armenia, LLC which in turn is a wholly owned subsidiary of Global Gold Corporation ("GGC")) closed the transaction agreed to by the share purchase agreement dated as of January 23, 2006 with Athelea Investments, CJSC ("AI") and Messrs. Simon Cleghorn, Sergio DiGiovani, Armen Ghazarian, and Frank Pastorino (the "Sellers") to transfer 80% of the shares of AI to GGM in exchange for 100,000 shares of GGC common stock. All assets (including the "Athelea" name) not related to the approximately 27 square kilometer Getik gold/uranium exploration license area in the northeast Geghargunik province of Armenia will be transferred back to the Sellers and AI shall be renamed the "Getik Mining Company", all as described in the exhibits attached to GGC's Form 8-Kfiled on January 25, 2006 and incorporated herein by reference.








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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: January 31, 2006,                  Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer